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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 20, 2002


                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

                       Delaware                                       1-13071                             76-0625124
    (State or Other Jurisdiction of Incorporation)            (Commission File Number)        (IRS Employer Identification No.)
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     12001 North Houston Rosslyn
            Houston, Texas                                      77086
(Address of Principal Executive Offices)                     (Zip Code)

       Registrant's telephone number, including area code: (281) 447-8787


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Item 5. Other Events.

On August 20, 2002 the Company issued the following press release:

                      HANOVER COMPRESSOR ELECTS CHAD DEATON

                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

HOUSTON, August 20, 2002 - The Board of Directors of Hanover Compressor Company
(NYSE: HC), the leading provider of outsourced natural gas compression services, today announced the election of Chad Deaton, former executive vice president of Schlumberger Oilfield Services, as president, chief executive officer and a director.

Deaton, 49, has 25 years experience in oilfield services - 15 domestic and 10 overseas -with the Dowell Division of Dow Chemical and Schlumberger Ltd.

"Chad Deaton is a very experienced oilfield services executive and a perfect choice to lead Hanover at this new stage of the Company's development," said
Chairman Victor E. Grijalva, who has served as interim chief executive and will continue as chairman of the board. "He is a seasoned international leader who has managed field and corporate responsibilities covering more than 100 countries. His team building skills, high level customer relations, and professional accomplishments fit exactly with Hanover's global business opportunities." All senior executives will report directly to Deaton, said
Grijalva.

"I'm excited and eager to work with Hanover's 5,000 talented and dedicated employees as we enter a new phase in Hanover's history," said Deaton. "I am impressed with Hanover's many strengths -- in outsourced compression, equipment fabrication, contract maintenance, systems process handling and measurement - as I am with the numerous opportunities the Company has before it both domestically and internationally. I wholeheartedly share the board's commitment to good corporate governance and to building shareholder value."

Deaton began his professional career in 1976 as a field engineer in Vernal, Utah, with the Dowell Division of Dow Chemical. He served as a district engineer in Grand Junction, Colorado, 1979-1981, and regional sales manager in Denver for the Rocky Mountain Region, 1981-1984. Following Schlumberger's acquisition of
Dowell in 1984, Deaton served in variety of management positions in Europe, Russia and the United States, including global vice president of Dowell Drilling
Fluids, 1993-1994; world-wide director of personnel for Wireline & Testing in Paris, France, 1994-1995; and president of Dowell Schlumberger from 1995-1998 with global responsibility for 11,000 employees and $2 billion in annual revenue. He was executive vice president of Schlumberger Oilfield Services from 1998 - 1999.

A native of Byron, Wyoming, Deaton graduated with a Bachelor of Science degree in geology from the University of Wyoming in 1976. He presently resides in Houston, Texas.

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About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, Hanover's customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects,"
"estimates," or words of similar import. Similarly, statements that describe
Hanover's future plans, objectives or goals are also forward-looking statements.
Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. These risks and uncertainties include: the loss of market share through competition; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses;
currency fluctuations; changes in economic or political conditions in the countries in which Hanover operates; adverse results of regulatory inquiries or shareholder litigation; and legislative changes in the various countries in which Hanover does business. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HANOVER COMPRESSOR COMPANY


Date:    August 21, 2002        By:      /s/ Peter G. Schreck
                                       -----------------------------------------
                                Name:  Peter G. Schreck
                                Title: Vice President - Treasury & Planning